Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR SECOND QUARTER 2016

San Antonio, TX, August 4, 2016 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the second quarter ended June 30, 2016.

“We continue to execute on the right strategies to efficiently leverage our growing capabilities as a multi-platform, 21st-century media and entertainment company,” said Bob Pittman, Chairman and Chief Executive Officer. “Across our broadcast radio, digital, social, mobile and events platforms with their growing audiences, we are creating even more powerful marketing solutions for our partners. Because we believe that it is critical to do business in the same way that the advertising industry does today, we are extending our automated, data-infused ad-buying initiatives with digital radio’s first programmatic private marketplace. This enables buyers to access iHeartRadio’s premium inventory and target iHeartRadio’s audience using a combination of first- and third-party data segments. At both Americas outdoor and International outdoor, our investments in innovative digital technologies and our ability to win new contracts are providing the creative solutions and flexibility our advertising partners want to reach consumers who are increasingly spending more time out of home.”

“We’re pleased with the results we have achieved this quarter, with iHeartMedia extending its growth momentum, Americas outdoor improving its operating performance and International outdoor delivering an overall increase in revenues.” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “We continue to invest in strengthening our businesses - particularly in enhancing our offerings for consumers and developing innovative marketing solutions for advertisers and agencies, while maintaining our focus on tight operating and financial discipline. These results provide us with the continued flexibility to manage our capital structure in a prudent manner, allowing us to keep evaluating opportunities to strengthen our balance sheet and our businesses.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter of 2016 include:

•	Consolidated revenue increased 1.2%. Consolidated revenue increased 3.3%, after adjusting for a $6.2 million impact from movements in foreign exchange rates and the $27.1 million impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016.

•	iHeartMedia revenues increased $27.2 million, or 3.2%. Revenues increased $25.5 million, or 3.0%, excluding political revenue.

•	Americas outdoor revenues decreased $15.8 million, or 4.6%. Revenues increased $14.3 million, or 4.6%, after adjusting for a $3.0 million impact from movements in foreign exchange rates and a $27.1 million impact from the sale of non-strategic markets.

•	International outdoor revenues increased $5.1 million, or 1.3%. Revenues increased $8.3 million, or 2.2%, after adjusting for a $3.2 million impact from movements in foreign exchange rates.

•	Operating income decreased $159.5 million, or 38.7%.

•	OIBDAN increased 0.1% and increased 3% excluding the impact from movements in foreign exchange rates and the impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Launched the first programmatic private marketplace for digital radio in the U.S., enabling select buyers to access iHeartMedia’s premium radio inventory across its digital properties on iHeartRadio. Agencies and brands will be able to programmatically target iHeartRadio’s audience using a combination of first and third party data segments.

•	Staged the iHeartCountry Festival on April 30th, which streamed live on iHeartRadio.com/WatchATT and on iHeartMedia Country radio stations, aired on the AT&T AUDIENCE Network on May 13th via DIRECTV and U-verse and was a dominant social media topic throughout the weekend.

•	Hosted the iHeartRadio Summer Pool Party from the Fontainebleau Miami Beach that was streamed live on CWTV.com and iHeartMedia Mainstream Contemporary Hit Radio, Rhythmic Contemporary Hit Radio, and Hot-AC stations nationwide - with #iHeartPoolParty trending No. 1 on Twitter - and aired June 1st for the fourth consecutive year on The CW Network.

•	Achieved 88 million iHeartRadio registered users as of June 30, 2016, growing 23% year-over-year. With iHeartRadio’s downloads and upgrades increasing to over one billion and total listening hours up 16% year-over-year.

•	Served as the official Radio Sponsor of the Cannes Lions International Festival of Creativity, showcasing the company’s portfolio of products, media platforms, content and personalities to the world’s biggest global brands and agencies in advertising, creative and media.

•	Partnered with WeWork to create Work Radio - a live station on iHeartRadio featuring an original mix of music and exclusive content curated to inspire entrepreneurship - that is now streaming across all of WeWork’s locations and will also be available through the iHeartRadio app and website.

•	Announced a partnership with NBC News to enable iHeartMedia’s 24/7 News Network, the world’s largest radio-only news source, to provide its 1,000 affiliated radio stations and iHeartMedia’s more than 850 radio stations with access to NBC News broadcast coverage, as well as an hourly newscast provided to its network around the clock. iHeartRadio will also feature “NBC News Radio” as a source for the same national and international news content, which will include primetime specials, political events and breaking news reports.

•	Released a joint analysis with Mediavest|Spark that revealed that audio and out of home advertising are the strongest opportunity to influence consumer purchase decisions, even millennials, shortly before they happen compared to print, TV, digital video, search and social media.

•	Joined with broadcast radio industry leaders to form a strategic alliance with Shazam for a groundbreaking audio audience measurement solution in the U.S. that will deliver market- and station-level audience metrics across all radio formats.

•	Renewed and extended the partnership with Rush Limbaugh, the most-listened-to national radio talk show host in America- syndicated by iHeartMedia’s Premiere Networks, with a long-term, multi-platform agreement that reflects The Rush Limbaugh Show’s status as the top program in Premiere Networks’ industry leading talk lineup of nationally syndicated properties.

Outdoor

•	Installed 546 digital displays across our markets increasing the digital billboards to 1,074 in 28 markets in North America and to more than 8,100 across 18 international markets.

•	Signed a multi-year agreement to provide first-ever comprehensive digital ad network at the Minneapolis-St. Paul International Airport, with 36 million passengers who pass through the airport annually.

•	Awarded the contract to manage Barcelona’s outdoor street furniture, three months after International outdoor’s successful bid to manage Madrid’s street furniture.

•	Announced the launch of a series of new wallscapes and bulletins at the Sunset Millennium premier real estate development project in West Hollywood, CA that are among the largest out-of-home media available in the Los Angeles area - offering advertisers the opportunity to reach a highly influential audience in the heart of Sunset Strip.

•	Unveiled a new iHeartRadio billboard in an iconic New York City location: atop the historic Ruppert Ice House overlooking the Triboro/RFK Bridge leading into Manhattan and out of the Bronx. The billboard itself will be over 8,000 square feet, which is the size of 12 roadside billboards, and in addition to the iHeartRadio logo, the board will feature a digital ticker promoting iHeartRadio New York City radio stations and future events.

•	Sponsored the Outdoor Lions Awards for the seventh consecutive year at the Cannes Lions International Festival of Creativity. Clear Channel teams were key collaborators in campaigns that won Bronze Lions: Clear Channel Switzerland won a Bronze Lion for its work on ‘The Great Escape’ for Graubuenden Ferien, while Clear Channel Belgium earned three Bronze Lions - one for the Audi ‘City Lights’ campaign and two for the ‘#No Filter’ campaign.

•	Announced plans to extend Clear Channel UK’s Adshel Live network of state-of-the art digital 6-sheet screens on bus shelters as well as free-standing units in 28 of the UK’s largest cities.

GAAP Measures by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Revenue
iHM	$867,914	$840,701	3.2%	$1,606,800	$1,538,502	4.4%
Americas Outdoor	325,533	341,286	(4.6)%	608,061	637,149	(4.6)%
International Outdoor	386,613	381,533	1.3%	694,806	700,713	(0.8)%
Other	39,066	37,401	4.5%	73,249	70,222	4.3%
Eliminations	(594)	(1,062)		(879)	(2,163)

Consolidated revenue	$1,618,532	$1,599,859	1.2%	$2,982,037	$2,944,423	1.3%

Direct Operating and SG&A expenses[1]
iHM	$522,086	$508,051	2.8%	$1,018,161	$982,960	3.6%
Americas Outdoor	197,869	207,058	(4.4)%	391,210	408,929	(4.3)%
International Outdoor	303,759	297,806	2.0%	580,913	586,036	(0.9)%
Other	28,707	27,872	3.0%	56,361	58,536	(3.7)%
Eliminations	(594)	(1,062)		(879)	(2,163)

Consolidated Direct Operating and SG&A expenses	$1,051,827	$1,039,725	1.2%	$2,045,766	$2,034,298	0.6%

Operating Income
iHM	$282,830	$273,084	3.6%	$466,824	$435,241	7.3%
Americas Outdoor	80,139	83,115	(3.6)%	123,210	126,767	(2.8)%
International Outdoor	44,677	42,771	4.5%	37,836	31,280	21.0%
Other	5,649	3,380	67.1%	8,562	(786)	(1,189.3)%
Corporate[2]	(96,384)	(90,905)	6.0%	(183,290)	(178,941)	2.4%
Other operating income (loss), net	(64,190)	100,754	(163.7)%	220,273	91,780	140.0%

Consolidated Operating Income	$252,721	$412,199	(38.7)%	$673,415	$505,341	33.3%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization) as presented in Table 1.
[2]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $26.6 million and $28.4 million for the three months ended June 30, 2016 and 2015, respectively, and $52.4 million and $55.2 million for the six months ended June 30, 2016 and 2015, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Revenue[1] excluding movements in foreign exchange
iHM	$867,914	$840,701	3.2%	$1,606,800	$1,538,502	4.4%
Americas Outdoor	328,519	341,286	(3.7)%	616,062	637,149	(3.3)%
International Outdoor	389,805	381,533	2.2%	708,103	700,713	1.1%
Other	39,066	37,401	4.5%	73,249	70,222	4.3%
Eliminations	(594)	(1,062)		(879)	(2,163)

Consolidated revenue excluding movements in foreign exchange	$1,624,710	$1,599,859	1.6%	$3,003,335	$2,944,423	2.0%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
iHM	$522,086	$508,051	2.8%	$1,018,161	$982,960	3.6%
Americas Outdoor	200,170	207,058	(3.3)%	397,485	408,929	(2.8)%
International Outdoor	306,421	297,806	2.9%	593,888	586,036	1.3%
Other	28,707	27,872	3.0%	56,361	58,536	(3.7)%
Eliminations	(594)	(1,062)		(879)	(2,163)

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$1,056,790	$1,039,725	1.6%	$2,065,016	$2,034,298	1.5%

OIBDAN
iHM	$345,828	$332,650	4.0%	$588,639	$555,542	6.0%
Americas Outdoor	127,664	134,228	(4.9)%	216,851	228,220	(5.0)%
International Outdoor	82,854	83,727	(1.0)%	113,893	114,677	(0.7)%
Other	10,359	9,529	8.7%	16,888	11,686	44.5%
Corporate[2]	(83,865)	(77,892)	7.7%	(158,650)	(152,790)	3.8%

Consolidated OIBDAN	$482,840	$482,242	0.1%	$777,621	$757,335	2.7%

OIBDAN excluding movements in foreign exchange
iHM	$345,828	$332,650	4.0%	$588,639	$555,542	6.0%
Americas Outdoor	128,349	134,228	(4.4)%	218,577	228,220	(4.2)%
International Outdoor	83,384	83,727	(0.4)%	114,215	114,677	(0.4)%
Other	10,359	9,529	8.7%	16,888	11,686	44.5%
Corporate[2]	(84,339)	(77,892)	8.3%	(159,551)	(152,790)	4.4%

Consolidated OIBDAN excluding movements in foreign exchange	$483,581	$482,242	0.3%	$778,768	$757,335	2.8%

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$328,519	$314,183	4.6%	$613,592	$587,747	4.4%

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$1,624,710	$1,572,756	3.3%	$3,000,865	$2,895,021	3.7%

Americas Outdoor OIBDAN, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$128,349	$121,596	5.6%	$217,877	$207,248	5.1%

Consolidated OIBDAN, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$483,581	$469,610	3.0%	$778,068	$736,363	5.7%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income; (ii) revenues excluding effects of foreign exchange rates to revenues (iii) direct operating and SG&A expenses excluding effects of foreign exchange to direct operating and SG&A expenses; (iv) revenues excluding political advertising revenues to revenues; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses (vi) Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $27.1 million and $28.4 million for the three months ended June 30, 2016 and 2015, respectively, and $53.3 million and $55.2 million for the six months ended June 30, 2016 and 2015, respectively.

Second Quarter 2016 Results

Consolidated

Consolidated revenue increased $18.7 million, or 1.2%, during the second quarter of 2016 as compared to the second quarter of 2015. Revenue growth generated by our iHM business and our International outdoor business was partially offset by lower revenue generated by our Americas outdoor business as a result of the sale of nine non-strategic U.S. outdoor markets in the first quarter of 2016. Consolidated revenue increased $52.0 million, or 3.3%, after adjusting for a $6.2 million impact from movements in foreign exchange rates and the $27.1 million impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016.

Consolidated direct operating and SG&A expenses increased $12.1 million, or 1.2%, during the second quarter of 2016 as compared to the second quarter of 2015. Higher direct operating and SG&A expenses in our iHM business and our International outdoor business were partially offset by lower direct operating and SG&A expenses in our Americas outdoor business due to the decrease resulting from the sale of nine non-strategic U.S. outdoor markets in the first quarter of 2016. Consolidated direct operating and SG&A expenses increased $31.5 million, or 3.1%, in the second quarter after adjusting for a $5.0 million impact of movements in foreign exchange rates and the $14.5 million impact of the sale of Americas outdoor markets.

Consolidated operating income decreased $159.5 million, or 38.7%, during the second quarter of 2016 as compared to the second quarter of 2015, primarily due to the $99.1 million gain recognized in the second quarter of 2015 related to the sale and subsequent leaseback of radio towers, and the $56.6 million loss recognized in the second quarter of 2016 related to the disposal of the Company’s outdoor business in Turkey.

The Company’s OIBDAN was up 0.1% to $482.8 million for the quarter. After adjusting for the movements in foreign exchange rates and the impact of the sale of the non-strategic Americas outdoor markets, the Company’s OIBDAN was up 3.0% in the second quarter of 2016, compared to the same period in 2015.

Included in the 2016 second quarter operating income and OIBDAN were $6.8 million of direct operating and SG&A expenses and $0.1 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $3.8 million and $3.2 million of such expenses in the prior year, respectively.

iHeartMedia

iHeartMedia revenues increased $27.2 million, or 3.2%, during the second quarter 2016 as compared to the second quarter 2015. Growth in broadcast radio and digital advertising was driven primarily by our events, including the timing of our iHeartRadio Music Awards show, our traffic and weather business and the impact of trade and barter and political advertising revenues. Revenue also increased in our syndication business driven by growth in our news/talk format.

Direct operating and SG&A expenses increased $14.0 million, or 2.8%, during the second quarter 2016 as compared to the second quarter 2015 primarily due to variable compensation, investments in national and digital sales capabilities, higher content and programming costs related to increased revenues, and an increase in spending for strategic revenue and efficiency costs.

Operating income increased 3.6% to $282.8 million, and OIBDAN increased 4.0% to $345.8 million for the second quarter of 2016 as compared to the second quarter of 2015, and each includes $5.6 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $1.6 million in the 2015 period.

Americas Outdoor

Americas outdoor revenues decreased $15.8 million, or 4.6%, during the second quarter of 2016 as compared to the second quarter of 2015. Revenues increased $14.3 million, or 4.6%, after adjusting for a $3.0 million impact from movements in foreign exchange rates and a $27.1 million impact from non-strategic markets sold in the first quarter of 2016. In the first quarter of 2016, we sold nine non-strategic markets which generated revenues of $27.1 million in the second quarter of 2015. The decrease resulting from these sales was partially offset by increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, as well as new airport contracts and higher revenues from print bulletins.

Direct operating and SG&A expenses decreased $9.2 million, or 4.4%, during the second quarter of 2016 as compared to the second quarter of 2015. Direct operating and SG&A expenses increased $7.6 million, or 3.9%, after adjusting for a $2.3 million impact from movements in foreign exchange rates and the $14.5 million impact from the sale of non-strategic markets during the second quarter 2016, primarily due to higher variable site lease and variable compensation expense, and increased expenses for property taxes.

Operating income decreased 3.6% to $80.1 million during the second quarter of 2016 as compared to the second quarter of 2015, primarily as a result of the sale of the non-strategic markets in the first quarter of 2016. OIBDAN was down $6.6 million, or 4.9%. OIBDAN increased 5.6% during the second quarter 2016, after adjusting for a $0.7 million impact from movements in foreign exchange rates and the $12.6 million impact from the sale of non-strategic markets.

International Outdoor

International outdoor revenues increased $5.1 million, or 1.3%, during the second quarter of 2016 as compared to the second quarter of 2015. Revenues increased $8.3 million, or 2.2%, after adjusting for a $3.2 million impact from movements in foreign exchange rates. Higher revenue from new digital assets in Australia and new contracts and higher occupancy across several countries including France and China, was partially offset by lower revenue in the United Kingdom, as a result of the London bus shelter contract not being renewed.

Direct operating and SG&A expenses increased $6.0 million, or 2.0%, during the second quarter of 2016 as compared to the second quarter of 2015. Direct operating and SG&A expenses increased $8.6 million, or 2.9%, after adjusting for a $2.7 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily due to higher site lease, production and compensation expenses related to higher revenues, as well as higher office expenses in China and the United Kingdom, partially offset by lower site lease expense due to lower revenue in the United Kingdom.

Operating income increased 4.5% to $44.7 million during the second quarter of 2016 as compared to the second quarter of 2015, primarily as a result of lower depreciation and amortization expense. OIBDAN was down $0.9 million, or 1.0%. OIBDAN decreased $0.4 million, or 0.4%, during the second quarter 2016, after adjusting for a $0.5 million impact from movements in foreign exchange rates. Operating income and OIBDAN in the second quarter of 2016 each include $0.6 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $1.2 million in the 2015 period.

Liquidity and Financial Position

As of June 30, 2016, we had approximately $951.9 million of cash on our balance sheet, including $439.5 million of cash held by our subsidiary, CCOH, a portion of which is held by non-wholly owned subsidiaries or is otherwise subject to certain restrictions and not readily accessible to us. $156.5 million of our cash is held outside the U.S. For the six months ended June 30, 2016, cash flow used for operating activities was $181.7 million, cash flow provided by investing activities totaled $436.9 million, cash flow used for financing activities was $76.3 million, and the effect of exchange rate changes on cash totaled $0.3 million. The net increase in cash from December 31, 2015 was $179.2 million.

Capital expenditures for the six months ended June 30, 2016 were $123.7 million compared to $124.9 million in the six months ended June 30, 2015. We estimate capital expenditures for 2016 to be between $300 million and $350 million.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for net proceeds, including cash and certain advertising assets in Florida, totaling $594.0 million. These markets contributed $2.5 million and $49.4 million in revenue during the six months ended June 30, 2016 and 2015, respectively.

On February 4, 2016, CCOH paid a special dividend of $540 million, using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to CCOH and a portion of the proceeds from the sale of the non-strategic domestic outdoor markets. We received approximately 90.1% of the dividend, or $486.5 million ($186.5 million, net of iHeartCommunications’ repayment on the intercompany note), with the remaining 9.9%, or $53.5 million, paid to the public stockholders of CCOH.

As of June 30, 2016, we had borrowed $230.0 million and had $44.3 million of outstanding letters of credit under iHeartCommunications’ receivables based credit facility with a borrowing base of $434.8 million, resulting in $160.5 million of excess availability. However, any incremental borrowing under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements.

On July 15, 2016, Broader Media, LLC, our indirect wholly-owned subsidiary, repurchased $383.0 million aggregate principal amount of iHeartCommunications’ 10.0% Senior Notes due 2018 for an aggregate purchase price of $222.2 million.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. We were in compliance with this covenant and the other covenants in the senior secured credit facilities and in iHeartCommunications’ other material financing agreements as of June 30, 2016.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on August 4, 2016, at 8:30 a.m. Eastern Time. The conference call number is (800) 707-9573 (U.S. callers) and (651) 291-3820 (International callers) and the passcode for both is 398436. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 398436. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$1,618,532	$1,599,859	$2,982,037	$2,944,423
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	617,246	615,163	1,185,617	1,192,855
Selling, general and administrative expenses (excludes depreciation and amortization)	434,581	424,562	860,149	841,443
Corporate expenses (excludes depreciation and amortization)	87,650	80,295	165,529	157,717
Depreciation and amortization	162,144	168,394	317,600	338,847
Other operating income (expense), net	(64,190)	100,754	220,273	91,780

Operating income	252,721	412,199	673,415	505,341
Interest expense	465,991	452,957	929,941	894,728
Equity in loss of nonconsolidated affiliates	(1,610)	(690)	(2,043)	(359)
Loss on extinguishment of debt	—	—	—	(2,201)
Other income (expense), net	(34,019)	16,211	(39,731)	36,681

Loss before income taxes	(248,899)	(25,237)	(298,300)	(355,266)
Income tax expense	(27,137)	(22,077)	(36,630)	(78,682)

Consolidated net loss	(276,036)	(47,314)	(334,930)	(433,948)
Less: Amount attributable to noncontrolling interest	2,858	7,152	32,479	5,484

Net loss attributable to the Company	$(278,894)	$(54,466)	$(367,409)	$(439,432)

For the three months ended June 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $6.2 million and decreased direct operating expenses by $3.6 million and SG&A expenses by $1.4 million. For the six months ended June 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $21.3 million and decreased direct operating expenses by $14.0 million and SG&A expenses by $5.2 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2016 and December 31, 2015:

(In millions)	June 30,	December 31,
	2016	2015
Cash	$951.9	$772.7
Total Current Assets	2,702.8	2,778.1
Net Property, Plant and Equipment	2,068.5	2,212.6
Total Assets	13,341.4	13,673.1
Current Liabilities (excluding current portion of long-term debt)	1,395.5	1,477.7
Long-term Debt (including current portion of long-term debt)	20,784.7	20,720.6
Shareholders’ Deficit	(10,930.2)	(10,606.7)

TABLE 3 - Total Debt

At June 30, 2016 and December 31, 2015, iHeartMedia, Inc. had total debt of:

(In millions)	June 30,	December 31,
	2016	2015
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	230.0	230.0
Priority Guarantee Notes	6,274.8	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	24.6	25.2

Total Secured Debt	12,829.4	12,830.0
Senior Notes due 2021	1,712.0	1,695.1
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	730.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	13.6	0.2
Purchase accounting adjustments and original issue discount	(186.4)	(204.6)
Long-Term Debt Fees	(131.8)	(148.0)

Total long-term debt (including current portion of long-term debt)	$20,784.7	$20,720.6

The current portion of long-term debt was $575.0 million and $181.5 million as of June 30, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Comprehensive Loss: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

In the second quarter of 2016, the Company revised its presentation of OIBDAN to eliminate the adjustments for lease expense arising from sale leaseback transactions and amortization of deferred system implementation costs. The Company incurred these costs for the first time during 2015 and excluded them from its calculation of OIBDAN in 2015 to enhance the comparability of the Company’s underlying financial performance during 2015 as compared to 2014. As lease expense arising from sale leaseback transactions and amortization of deferred system implementation costs are now reflected in both the 2015 and 2016 periods, and are recurring expenses, the Company no longer believes excluding these costs enhances the comparability of the Company’s underlying financial performance. The Company does not believe this change will have a significant impact on its OIBDAN presentation.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results of Americas outdoor markets sold; (iii) revenues excluding the effects of political revenue and (iv) corporate expenses, excluding non-cash compensation expenses.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas outdoor markets. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results of Americas outdoor markets sold, for the consolidated Company and the Americas outdoor segment, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results of the outdoor markets that were sold, as these results will not be included in the Company’s results in current and future periods.

The Company presents revenues excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenues, management believes presenting revenue excluding the effects of political revenue provides additional information to investors about the Company’s revenue growth from period to period.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income; (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Direct operating and SG&A expenses excluding the effects of foreign exchange to direct operating and SG&A expenses; (iv) Revenues excluding political advertising revenue to revenues; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (vi) Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and operating income.

Reconciliation of OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to Consolidated and Segment Operating Income

(In thousands)	OIBDAN excluding effects of foreign exchange	Effects of foreign exchange	OIBDAN	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income
Three Months Ended June 30, 2016
iHM	$345,828	$—	$345,828	$—	$62,998	$—	$282,830
Americas Outdoor	128,349	(685)	127,664	—	47,525	—	80,139
International Outdoor	83,384	(530)	82,854	—	38,177	—	44,677
Other	10,359	—	10,359	—	4,710	—	5,649
Corporate	(84,339)	474	(83,865)	3,785	8,734	—	(96,384)
Other operating expense, net	—	—	—	—	—	64,190	(64,190)

Consolidated	$483,581	$(741)	$482,840	$3,785	$162,144	$64,190	$252,721

Three Months Ended June 30, 2015
iHM	$332,650	$—	$332,650	$—	$59,566	$—	$273,084
Americas Outdoor	134,228	—	134,228	—	51,113	—	83,115
International Outdoor	83,727	—	83,727	—	40,956	—	42,771
Other	9,529	—	9,529	—	6,149	—	3,380
Corporate	(77,892)	—	(77,892)	2,403	10,610	—	(90,905)
Other operating income, net	—	—	—	—	—	(100,754)	100,754

Consolidated	$482,242	$—	$482,242	$2,403	$168,394	$(100,754)	$412,199

Six Months Ended June 30, 2016
iHM	$588,639	$—	$588,639	$—	$121,815	$—	$466,824
Americas Outdoor	218,577	(1,726)	216,851	—	93,641	—	123,210
International Outdoor	114,215	(322)	113,893	—	76,057	—	37,836
Other	16,888	—	16,888	—	8,326	—	8,562
Corporate	(159,551)	901	(158,650)	6,879	17,761	—	(183,290)
Other operating income, net	—		—	—	—	(220,273)	220,273

Consolidated	$778,768	$(1,147)	$777,621	$6,879	$317,600	$(220,273)	$673,415

Six Months Ended June 30, 2015
iHM	$555,542	$—	$555,542	$—	$120,301	$—	$435,241
Americas Outdoor	228,220	—	228,220	—	101,453	—	126,767
International Outdoor	114,677	—	114,677	—	83,397	—	31,280
Other	11,686	—	11,686	—	12,472	—	(786)
Corporate	(152,790)	—	(152,790)	4,927	21,224	—	(178,941)
Other operating income, net	—	—	—	—	—	(91,780)	91,780

Consolidated	$757,335	$—	$757,335	$4,927	$338,847	$(91,780)	$505,341

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,618,532	$1,599,859	1.2%	$2,982,037	$2,944,423	1.3%
Excluding: Foreign exchange decrease	6,178	—		21,298	—

Consolidated revenue excluding effects of foreign exchange	$1,624,710	$1,599,859	1.6%	$3,003,335	$2,944,423	2.0%

Americas Outdoor revenue	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
Excluding: Foreign exchange decrease	2,986	—		8,001	—

Americas Outdoor revenue excluding effects of foreign exchange	$328,519	$341,286	(3.7)%	$616,062	$637,149	(3.3)%

International Outdoor revenue	$386,613	$381,533	1.3%	$694,806	$700,713	(0.8)%
Excluding: Foreign exchange decrease	3,192	—		13,297	—

International Outdoor revenue excluding effects of foreign exchange	$389,805	$381,533	2.2%	$708,103	$700,713	1.1%

Reconciliation of Direct operating and SG&A expenses excluding effects of foreign exchange rates to Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$1,051,827	$1,039,725	1.2%	$2,045,766	$2,034,298	0.6%
Excluding: Foreign exchange decrease	4,963	—		19,250	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$1,056,790	$1,039,725	1.6%	$2,065,016	$2,034,298	1.5%

Americas Outdoor direct operating and SG&A expenses	$197,869	$207,058	(4.4)%	$391,210	$408,929	(4.3)%
Excluding: Foreign exchange decrease	2,301	—		6,275	—

Americas Outdoor direct operating and SG&A expenses excluding effects of foreign exchange	$200,170	$207,058	(3.3)%	$397,485	$408,929	(2.8)%

International Outdoor direct operating and SG&A expenses	$303,759	$297,806	2.0%	$580,913	$586,036	(0.9)%
Excluding: Foreign exchange decrease	2,662	—		12,975	—

International Outdoor direct operating and SG&A expenses excluding effects of foreign exchange	$306,421	$297,806	2.9%	$593,888	$586,036	1.3%

Reconciliation of Revenues excluding Political Advertising Revenue to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,618,532	$1,599,859	1.2%	$2,982,037	$2,944,423	1.3%
Excluding: Political revenue	(10,571)	(6,909)		(26,228)	(10,729)

Consolidated revenue excluding effects of political revenue	$1,607,961	$1,592,950	0.9%	$2,955,809	$2,933,694	0.8%

iHM revenue	$867,914	$840,701	3.2%	$1,606,800	$1,538,502	4.4%
Excluding: Political revenue	(6,806)	(5,044)		(18,302)	(7,619)

iHM revenue excluding effects of political revenue	$861,108	$835,657	3.0%	$1,588,498	$1,530,883	3.8%

Americas Outdoor revenue	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
Excluding: Political revenue	(407)	(743)		(807)	(1,588)

Americas Outdoor revenue excluding effects of political revenue	$325,126	$340,543	(4.5)%	$607,254	$635,561	(4.5)%

Other revenue	$39,066	$37,401	4.5%	$73,249	$70,222	4.3%
Excluding: Political revenue	(3,358)	(1,122)		(7,119)	(1,522)

Other revenue excluding effects of political revenue	$35,708	$36,279	(1.6)%	$66,130	$68,700	(3.7)%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Corporate Expense	$87,650	$80,295	9.2%	$165,529	$157,717	5.0%
Less: Non-cash compensation expense	(3,785)	(2,403)		(6,879)	(4,927)

Corporate Expense excluding non-cash compensation expense	$83,865	$77,892	7.7%	$158,650	$152,790	3.8%

Reconciliation of Consolidated and Americas Outdoor Revenue, Direct operating and SG&A expenses and OIBDAN, excluding Effects of Foreign Exchange Rates and results of Americas Outdoor markets sold to Consolidated and Americas Outdoor Revenue, Direct operating and SG&A expenses and Operating income

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$1,618,532	$1,599,859	1.2%	$2,982,037	$2,944,423	1.3%
Excluding: Revenue from Americas Outdoor markets sold	—	(27,103)		(2,470)	(49,402)
Excluding: Foreign exchange decrease	6,178	—		21,298	—

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$1,624,710	$1,572,756	3.3%	$3,000,865	$2,895,021	3.7%

Consolidated direct operating and SG&A expenses (excluding depreciation and amortization)	$1,051,827	$1,039,725	1.2%	$2,045,766	$2,034,298	0.6%
Excluding: Operating expenses from Americas Outdoor markets sold	—	(14,471)		(1,770)	(28,430)
Excluding: Foreign exchange decrease	4,963	—		19,250	—

Consolidated direct operating and SG&A expenses (excluding depreciation and amortization), excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$1,056,790	$1,025,254	3.1%	$2,063,246	$2,005,868	2.9%

Consolidated operating income	$252,721	$412,199	(38.7)%	$673,415	$505,341	33.3%
Excluding: Revenue, direct operating and SG&A expenses of Americas Outdoor markets sold	—	(12,632)		(700)	(20,972)
Excluding: Foreign exchange decrease	741	—		1,147	—
Excluding: Non-cash compensation expenses	3,785	2,403		6,879	4,927
Excluding: Depreciation and amortization	162,144	168,394		317,600	338,847
Excluding: Other operating (income) expense, net	64,190	(100,754)		(220,273)	(91,780)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$483,581	$469,610	3.0%	$778,068	$736,363	5.7%

Americas Outdoor revenue	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
Excluding: Revenue from Americas Outdoor markets sold	—	(27,103)		(2,470)	(49,402)
Excluding: Foreign exchange decrease	2,986	—		8,001	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$328,519	$314,183	4.6%	$613,592	$587,747	4.4%

Americas Outdoor direct operating and SG&A expenses (excluding depreciation and amortization)	$197,869	$207,058	(4.4)%	$391,210	$408,929	(4.3)%
Excluding: Operating expenses from Americas Outdoor markets sold	—	(14,471)		(1,770)	(28,430)
Excluding: Foreign exchange decrease	2,301	—		6,275	—

Americas Outdoor direct operating and SG&A expenses (excluding depreciation and amortization), excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$200,170	$192,587	3.9%	$395,715	$380,499	4.0%

Americas Outdoor operating income	$80,139	$83,115	(3.6)%	$123,210	$126,767	(2.8)%
Excluding: Revenue, direct operating and SG&A expenses of Americas Outdoor markets sold	—	(12,632)		(700)	(20,972)
Excluding: Foreign exchange decrease	685	—		1,726	—
Excluding: Depreciation and amortization	47,525	51,113		93,641	101,453

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$128,349	$121,596	5.6%	$217,877	$207,248	5.1%

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 150 local markets through 861 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with over 600,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions, including as a result of the United Kingdom’s decision to exit the European Union; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor

Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.